Exhibit 16.1

 HANSEN, BARNETT & MAXWELL
 A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com



March 17, 2006

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington D.C. 20549

To Whom It May Concern:

We have read and agree with the statements under Item 4.01 of the report on form 8-K of E.J. Nak Mattress Company dated March 17, 2006 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

                                                     Very truly yours,



                                                     HANSEN, BARNETT & MAXWELL